UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

Runway Growth Finance Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01180	47-5049745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 N. Michigan Ave. Suite 4200
Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 698-6902

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market
7.50% Notes due 2027	RWAYL	Nasdaq Global Select Market
7.25% Notes due 2031	RWAYI	Nasdaq Global Select Market
9.00% Notes due 2027	SWKHL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2026, Runway Growth Finance Corp. (the “Company”) entered into the eighth amendment (the “Credit Facility Amendment”) to the amended and restated credit agreement, dated as of April 20, 2022 ( as amended, the “Credit Agreement”), among the Company, as borrower; each guarantor party thereto; the financial institutions party thereto as lenders (the “Lenders”); KeyBank National Association, as administrative agent for the Lenders and a Lender; CIBC Bank USA, as documentation agent; MUFG Bank, Ltd. (as successor in interest to MUFG Union Bank, N.A.), as co-documentation agent; and U.S. Bank Trust Company, National Association, as paying agent and collateral custodian. The Credit Facility Amendment is effective as of June 30, 2026.

The Credit Facility Amendment amended the Credit Agreement to, among other things: (i) decrease the credit facility commitment amount from $550,000,000 to $425,000,000; (ii) permit the future prepayment and termination of a certain lender’s commitments on a non-pro rata basis; (iii) amend certain financial covenants; (iv) updated key person trigger events and (v) amended certain loan eligibility criteria and borrowing base concentration limitations.

Capitalized terms under this Item 1.01, unless otherwise defined herein, have the meaning ascribed to them under the Credit Agreement. The description above is only a summary of the material provisions of the Credit Facility Amendment, and is qualified in its entirety by reference to a copy of the Credit Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1

Eighth Amendment to Credit Agreement, dated as of July 13, 2026, among Runway Growth Finance Corp., as borrower, each guarantor party thereto; the financial institutions party thereto as lenders; KeyBank National Association, as administrative agent; CIBC Bank USA, as documentation agent; MUFG Bank, Ltd. (as successor in interest to MUFG Union Bank, N.A.), as co-documentation agent; and U.S. Bank Trust Company, National Association, as paying agent and collateral custodian.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Runway Growth Finance Corp.

Date:	July 15, 2026	By:	/s/ Carmela Thomson
Carmela Thomson, Chief Financial Officer, Treasurer and Secretary